Exhibit 99.1

Raptor Pharmaceutical Reports Second Quarter 2014 Financial Results and Provides Corporate Update

Global net product sales for PROCYSBI® of $16.3 million reported for second quarter 2014

Raising net sales guidance for PROCYSBI to $65 to $70 million for 2014

Company to host conference call and webcast today at 4:30 p.m. EDT
NOVATO, Calif., August 7, 2014 -- Raptor Pharmaceutical Corp. (NASDAQ: RPTP) today reported financial results for the second quarter and six months ended June 30, 2014 and provided an update on recent corporate developments.
Corporate Update and Operational Highlights
•
Net product sales for PROCYSBI for the second quarter were $16.3 million, representing a 34% increase over the first quarter of 2014, and $28.4 million for the six months ended June 30, 2014. PROCYSBI became commercially available in the U.S. in June 2013 and in Germany in April 2014.

•	As of June 30, 2014, 237 cumulative unique patients have received PROCYSBI, which compares to 199 patients at the end of the first quarter of 2014.
•	The launch of PROCYSBI began in Germany during April, representing the first market in the EU where the product is available to cystinosis patients.
•	Cash and cash equivalents as of June 30, 2014 were $58.1 million compared to $68.1 million at the end of the first quarter of 2014.
•
On July 1, 2014, Raptor announced a private placement of $70 million with HealthCare Royalty Partners and its affiliates. The funding includes $60 million in new convertible senior notes and an additional $10 million of funding pursuant to an amended and restated loan agreement, originally signed on December 20, 2012. Cash and cash equivalents including net proceeds from this financing were approximately $124.0 million at July 31, 2014.

•
In June, data from a two-year open label extension study of delayed-release cysteamine bitartrate (PROCYSBI®) in 40 patients with nephropathic cystinosis was published in the Journal of Pediatrics. The study demonstrated that patients who took PROCYSBI for two years were able to sustain optimal cystine control in their white blood cells and preserve kidney function over the long term.

•	Raptor received orphan designation from the European Commission for RP103 in the treatment of Huntington's disease. RP103 also has orphan designation for Huntington's disease in the U.S.
•
Raptor recently appointed Françoise De Craecker to the position of senior vice president and general manager of European operations. Ms. De Craecker will be responsible for managing Raptor's European operations and executing Raptor's plans for launching PROCYSBI in select markets across Europe. Françoise has over 30 years of experience in sales, marketing and leadership positions in the pharmaceutical and medical device sectors and most recently served at Shire as the vice president and general manager for the European Region's rare disease business.

"We continue to be very pleased by the rapid adoption of PROCYSBI in the U.S. and anticipate a solid market expansion outside the U.S. starting in Germany," said Christopher M. Starr, Ph.D., Raptor's chief executive officer. "Our steady commercial build out in the EU is proceeding according to plan and we anticipate the introduction of PROCYSBI in additional EU and global country markets over the next year. In addition, we are meeting with regulatory agencies this quarter to discuss the future development activities for RP103 as a potential treatment for Huntington's disease in the U.S. and EU."
Financial Results for the Second Quarter and Six Months Ended June 30, 2014
Raptor recognized $16.3 million in PROCYSBI net product sales for the second quarter ended June 30, 2014, and $28.4 million for the six months ended June 30, 2014. There were nominal product sales reported for the comparable prior year periods as PROCYSBI became commercially available in the U.S. in June 2013. In the U.S., revenue is recognized once PROCYSBI has been shipped by the specialty pharmacy and accepted by the patient.
Cost of sales for the second quarter ended June 30, 2014 was $1.0 million, which was 6% of net sales, and $2.3 million for the six months ended June 30, 2014, which was 8% of net sales. Cost of sales includes third-party manufacturing cost of products sold, royalty fees, amortization of capitalized milestones, shipping, supplies and other indirect manufacturing related costs including compensation cost of personnel. Nominal cost of sales was reported for the comparable prior year periods.

For the second quarter of 2014, research and development (R&D) expenses were $11.1 million versus $6.2 million for the second quarter of 2013. For the six months ended June 30, 2014, R&D expenses were $20.6 million versus $14.6 million for the six months ended June 30, 2013. The increase over the prior year comparable periods was primarily due to increases in staffing and associated salaries and benefits for medical, clinical and regulatory personnel, preclinical studies, clinical trials and non-commercial drug manufacturing expenses. R&D expenses include CRO fees, investigator fees, data service fees, lab supplies and chemicals related to ongoing clinical trials in cystinosis, Huntington's disease, NASH, Leigh syndrome, our preclinical discovery operations and our genetic screening program, costs related to medical affairs and pharmacovigilance, and R&D related personnel expenses.

Selling, general and administrative (SG&A) expenses were $13.3 million for the second quarter of 2014 compared to $9.4 million for the prior year period. SG&A expenses were $25.4 million for the six months ended June 30, 2014 compared to $17.2 million for the prior year period. The increase in the current year was primarily due to additional sales and marketing costs for the commercialization of PROCYSBI in the U.S., the establishment of our EU commercial headquarters and build out of our German team, compensation, and other administrative and facilities costs.
Interest expense for the second quarter of 2014 was $3.5 million compared to $1.1 million in the second quarter of 2013. Interest expense for the six months ended June 30, 2014 was $6.5 million compared to $1.8 million for the six months ended June 30, 2013. The increase over the prior year period was due to the $50.0 million debt facility the company entered into with HealthCare Royalty Partners in December 2012 and currently includes a fixed component based on the outstanding principal and a variable interest expense royalty fee based on net product sales. There were nominal product sales reported for the comparable prior year period as PROCYSBI became commercially available in the U.S. in June 2013.
Net loss in the second quarter of 2014 was $12.7 million, or $0.20 per share, compared to a net loss of $24.1 million, or $0.43 per share, in the second quarter 2013. On a non-GAAP basis, excluding non-cash common stock-based compensation expense, net loss for the second quarter of 2014 was $9.4 million, or $0.15 per share, compared to a net loss of $22.3 million, or $0.40 per share, in the second quarter of 2013. Net loss for the six months ended June 30, 2014 was $27.6 million, or $0.44 per share, compared to a net loss of $40.0 million, or $0.73 per share, in the six months ended June 30, 2013. On a non-GAAP basis, excluding non-cash stock-based compensation expense, net loss for the six months ended June 30, 2014 was $21.9 million or $0.35 per share, compared to a net loss of $36.5 million, or $0.66 per share in the six months ended June 30, 2013. Raptor provides non-GAAP financial measures, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the section of this press release below entitled "Non-GAAP Financial Information" for a full discussion on this subject.
Cash and cash equivalents as of June 30, 2014 were $58.1 million, compared to $68.1 million as of March 31, 2014 and $83.1 million as of December 31, 2013. Cash and cash equivalents including net proceeds from the July 2014 private placement with HealthCare Royalty Partners and its affiliates were $124.0 million at July 31, 2014.
2014 Guidance
Based on the continued steady growth we are experiencing in the U.S. and strong initial demand in Germany, Raptor is increasing net product sales guidance for PROCYSBI to a range of $65 million to $70 million for 2014 compared to our previous guidance of $55 million to $65 million. On a non-GAAP basis, excluding non-cash stock-based compensation expense, operating expenses consisting of SG&A and R&D are expected to be in the range of $80 million to $90 million in 2014. GAAP operating expenses for 2014 are not readily determinable due to the volatility of the company's common stock, which directly affects stock-based compensation expense. The company's cash and cash equivalents, after the recent financing in July, are expected to be sufficient to fund operations through at least the first half of 2016, based on current operating plan assumptions.
Conference Call and Webcast
Raptor has scheduled an investor conference call and webcast regarding this announcement at 4:30 p.m. EDT (1:30 p.m. PDT) today, August 7, 2014. The live call may be accessed by dialing (877) 870-4263 for domestic callers or (412) 317-0790 for international callers. A live webcast of the conference call will be available online from the investor relations section of the company website at www.raptorpharma.com.  After the call, a webcast replay will be available on the Raptor website for 90 days. A telephone replay of the call will be available by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering the conference number: 10050369.
Non-GAAP Financial Information and Other Disclosures
Raptor uses non-GAAP financial measures, such as non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating expense, to assess and analyze its operational results and trends and to make financial and operational decisions. Raptor believes these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding Raptor's operating performance. The company believes that the presentation of non-GAAP measures is useful to investors because it excludes non-cash stock-based compensation expenses which fluctuate from period to period based on factors that are not within the company's control, such as the company's stock price. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net loss, net loss per share and total operating expense, and should not be considered measures of Raptor's liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the table accompanying this press release after the unaudited consolidated financial statements.
The convertible notes discussed above were sold in the private placement and the shares issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission or through an applicable exemption from SEC registration requirements.
About Raptor Pharmaceuticals
Raptor Pharmaceutical Corp. is a global biopharmaceutical company focused on the development and commercialization of life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company is engaged in multiple therapeutic areas such as nephropathic cystinosis, Huntington's disease (HD), nonalcoholic steatohepatitis (NASH), Leigh syndrome and other mitochondrial diseases. With an approved product in the U.S. and EU, Raptor also holds several orphan drug designations, including exclusivity for nephropathic cystinosis in the U.S. and EU, and orphan drug designation for HD in the U.S. and EU. A request for orphan designation for Leigh syndrome has been submitted to the FDA. Raptor holds intellectual property for the use of cysteamine in HD and other neurodegenerative disorders including Parkinson's disease and Rett syndrome. For additional information, please visit www.raptorpharma.com.

About PROCYSBI® (cysteamine bitartrate) delayed-release capsules
PROCYSBI is a cystine depleting agent that is approved in the U.S. for the management of nephropathic cystinosis in adults and children ages 6 years and older. It is contraindicated in patients with a hypersensitivity to penicillamine. The most commonly reported side effects are vomiting, abdominal pain/discomfort, headaches, nausea, diarrhea, anorexia/decreased appetite, breath odor, fatigue, dizziness, skin odor and rash. For additional information on PROCYSBI, including full prescribing information, please visit www.procysbi.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," "projected" and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, statements regarding the long-term effects of PROCYSBI, the timing of clinical trial results, market expansion outside the U.S., commercial build out in the EU, the anticipated introduction of PROCYSBI in additional markets and the timing of that introduction, future development activities for RP103, continued growth in the U.S., Raptor's expected net product sales for PROCYSBI for 2014, projected non-GAAP operating expenses for 2014 and volatility of the company's common stock and its effect on stock-based compensation expense, and Raptor's expectations regarding the sufficiency of its cash through at least the first half of 2016. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: market acceptance and sales of PROCYSBI in the U.S. and the EU; Raptor's ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor's reliance on a single active pharmaceutical ingredient supplier, a single third-party manufacturer and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor's ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor's ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in the company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report for the twelve months ended December 31, 2013 on Form 10-K filed with the SEC on March 17, 2014, quarterly report for the quarterly period ended March 31, 2014 on Form 10-Q filed with the SEC on May 9, 2014 and other periodic reports filed with SEC, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

CONTACT:
Georgia Erbez
Chief Financial Officer
Raptor Pharmaceutical Corp.
(415) 408-6200

INVESTOR CONTACT:
Westwicke Partners, LLC
Robert H. Uhl
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

MEDIA CONTACT:
Carolyn Hawley
Canale Communications
(619) 849-5375
carolyn@canalecomm.com

Raptor Pharmaceutical Corp.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except shares and per share data)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 58,100	$ 83,052
Restricted cash	1,030	500
Accounts receivable	5,776	6,181
Inventories	8,350	3,000
Prepaid expenses and other	2,713	3,566
Total current assets	75,969	96,299
Noncurrent assets:
Fixed assets, net	3,672	1,810
Intangible assets, net	3,093	3,213
Goodwill	3,275	3,275
Other assets	4,332	4,129
Total Assets	$ 90,341	$ 108,726

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 1,862	$ 5,264
Accrued liabilities	16,797	13,069
Common stock warrant liability	860	7,066
Deferred revenue	2,996	4,698
Capital lease liability – current	29	18
Note payable, current portion	2,500	-
Total current liabilities	25,044	30,115
Noncurrent liabilities:
Note payable, net of current portion	47,500	50,000
Capital lease liability – long-term	63	41
Total liabilities	72,607	80,156

Stockholders' equity:
Preferred stock, $0.001 par value per share, 15,000,000 shares authorized, zero shares issued and outstanding	-	-
Common stock, $0.001 par value per share, 150,000,000 shares authorized, 62,690,387 and 61,614,576 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	63	62
Additional paid-in capital	250,836	234,286
Accumulated other comprehensive loss	(225)	(423)
Accumulated deficit	(232,940)	(205,355)
Total stockholders' equity	17,734	28,570
Total Liabilities and Stockholders' Equity	$ 90,341	$ 108,726

Raptor Pharmaceutical Corp.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net product sales	$ 16,313	$ 21	$ 28,447	$ 21
Cost of sales	995	425	2,309	425
Gross profit (loss)	15,318	(404)	26,138	(404)

Operating expenses:
Research and development	11,077	6,215	20,624	14,627
Selling, general and administrative	13,326	9,379	25,390	17,242
Total operating expenses	24,403	15,594	46,014	31,869

Loss from operations	$ (9,085)	$ (15,998)	$ (19,876)	$ (32,273)

Interest income	10	16	41	171
Interest expense	(3,497)	(1,075)	(6,476)	(1,801)
Foreign currency transaction gain (loss)	19	(1)	36	(35)
Loss on short-term investments	-	(22)	-	(129)
Adjustment to fair value of common stock warrants	(134)	(7,041)	(1,297)	(5,981)
Net loss before provision for income taxes	(12,687)	(24,121)	(27,572)	(40,048)
Provision for income taxes	(6)	-	(12)	-

Net Loss	$ (12,693)	$ (24,121)	$ (27,584)	$ (40,048)

Other comprehensive gain (loss):
Foreign currency translation adjustment	48	(1)	197	(89)

Comprehensive Loss	$ (12,645)	$ (24,122)	$ (27,387)	$ (40,137)

Net loss per share:
Basic and diluted	$ (0.20)	$ (0.43)	$ (0.44)	$ (0.73)

Weighted-average shares outstanding:
Basic and diluted	62,652,079	56,227,770	62,414,793	54,977,350

Raptor Pharmaceutical Corp.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net loss	$ (12,693)	$ (24,121)	$ (27,584)	$ (40,048)

Stock-based compensation expense	3,275	1,846	5,650	3,597

Non-GAAP Loss	$ (9,418)	$ (22,275)	$ (21,934)	$ (36,451)

Net loss per share:
Basic and diluted	$ (0.15)	$ (0.40)	$ (0.35)	$ (0.66)

Weighted-average shares outstanding:
Basic and diluted	62,652,079	56,227,770	62,414,793	54,977,350